FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b)
                 OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                 TIN# 38-0572515
   ---------------------------                 --------------------------
    (State of incorporation or             (I.R.S. Employer Identification No.)
         organization)


          300 Renaissance Center
          Detroit, Michigan                            48265-3000
          ------------------------------------        ------------
          (Address of principal executive offices)     (Zip Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of each exchange on
                                               which each class is to be
Title of each class to be registered           registered
--------------------------------------------   --------------------------
U.S. $ __________________ of
___% Series A Convertible Senior Debentures    New York Stock Exchange, Inc.
Due 2032



Securities to be registered pursuant to Section 12(g) of the Act: None






                 Information Required in Registration Statement

Item 1.     Description of Registrant's Securities to be Registered.

A description of the Registrant's __% Series A Convertible Senior Debentures Due 2032 to be registered hereby is contained in the "Description of Debt Securities" set forth in the Prospectus dated January 2, 2002 (filed as part of the Registrant's Registration Statement on Form S-3 (Registration No. 333-75534) under the Securities Act of 1993, as amended) and the "Description of Series A Debentures" set forth in the Registrant's Preliminary Prospectus Supplement filed on February 25, 2002, which descriptions are incorporated herein by reference. At such time as a final form of prospectus supplement relating to such Series A Debentures is filed by the Registrant pursuant to Rule 424(b), the "Description of Series A Debentures" set forth therein shall be incorporated herein by reference.

Item 2.     Exhibits.

      Number                    Description
      ------                    -----------

          1. Restated Certificate of Incorporation of General Motors Corporation, as amended and supplemented to date. See
                        Exhibit 3(a) to the Form 10-K of the Registrant for the fiscal year ended December 31, 2000.


          2. By-Laws of General Motors Corporation, as amended and supplemented to date. See Exhibit 3(b) to the Form 10-K of the Registrant for the fiscal year ended December 31, 2000.

          3. Senior Debt Indenture, dated as of December 7, 1995, by and between the Registrant and Citibank, N.A., as Trustee, incorporated herein by reference to Exhibit 4(a) of the Registration Statement No. 33-64229 of the Registrant filed on November 14, 1995.

          4. First Supplemental Indenture dated as of ________ __, 2002 by and between the Registrant and Citibank, N.A., as Trustee.*

          5.            Form of __% Series A Convertible Senior Debentures Due
                        2032.*

------------------
* To be filed by amendment.






                                    Signature

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    General Motors Corporation
                                    --------------------------
                                            (Registrant)



Date: February 28, 2002             By:
                                    ------------------------------------------
                                    Its: